PATENT AND TRADEMARK PLEDGE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made between Therma Bright, Inc., a British Columbia corporation located at 738-157 Adelaide Street West, Toronto, ON, CAN M5H 4E7 (the “Pledgor”), and ICTV Brands, Inc., a Nevada corporation located at 489 Devon Park Drive, Wayne, PA 19087 (the “Pledgee”).

RECITALS

A.	The Pledgee and the Pledgor have entered into an Asset Purchase Agreement dated March 6, 2018 and effective as of March 1, 2018 (the “APA”).

B.	The Pledgor has agreed to pledge the Pledged Assets (as hereinafter defined) to the Pledgee as security for the rights of the Pledgee under paragraphs 2.5 (b), (c) and (d) of the APA.

IT IS AGREED as follows:

1.	DEFINITIONS: Unless defined otherwise herein, capitalized terms and expressions used herein shall have the meaning ascribed to them in the APA:

a.	“APA” has the meaning given to it in Recital (A).

b.	“Enforcement” means the foreclosure or any other kind of realization of the Pledged Assets.

c.	“Parties” means the Pledgor and the Pledgee and “Party” means each of them.

d.	“Patent” means US Patent No. 9,414,470

e.	“Pledged Assets” means the rights in the Patent and Trademark.

f.	“Pledgee” means the pledgee as set forth on the cover page of this Agreement.

g.	“Pledgor” means the pledgor as set forth on the cover page of this Agreement.

h.	“Secured Obligations” means the Pledgor’s obligation to pay the balance of the Purchase Price under paragraphs 2.5 (b), (c) and (d) of the APA.

i.	“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any business or any other agreement or arrangement having the effect of Security.

J.	“Trademark” means US Trademark No. 5,355,075.

2.	PLEDGE

a.	Undertaking to Pledge: The Parties agree that in the event of a default by the Pledgor with respect to any of its Secured Obligations, Pledgor undertakes to pledge to the Pledgee, and grant a first priority security interest in, all Pledged Assets (the “Pledge”), which Pledge should become effective as of the date of such default.

b.	Effecting of the Pledge: Pledgor hereby agrees to pledge, and grant a first priority security interest in, effective as of the date upon which Pledgor defaults on any of its Secured Obligations (the “Default Date”), all Pledged Assets to the Pledgee and the Pledgee hereby accepts such Pledge.

3.	PLEDGOR’S GENERAL RIGHTS AND OBLIGATIONS

a.	As long as Enforcement has not occurred, the Pledgor has the unrestricted right to use the Pledged Assets.

b.	The Pledgor agrees to promptly execute and deliver at its own expense all further instruments and documents, and take all further action, that the Pledgee may reasonably request, if necessary, to perfect, protect, maintain and/or enforce the Pledge to be created under this Agreement.

c.	Except with the Pledgee’s prior written consent or unless expressly permitted otherwise, the Pledgor shall not:

i.	do, or permit to be done, anything which would prejudice the priority, ranking or legality, validity and enforceability of the Pledge to be created pursuant to this Agreement;

ii.	grant any Security over the Pledged Assets other than the Pledge;

iii.	enter into any legal instrument relating to, or grant any Security over, or dispose of, or assign the Pledged Assets other than in connection with the Pledge; or

iv.	take any other action with respect to the Pledged Assets that would jeopardize any rights of the Pledgee under the Pledge, or would jeopardize the Enforcement or the value of the Pledged Assets.

d.	The Pledgor shall promptly notify the Pledgee of any occurrence which is likely to prejudice the Pledge in order to allow the Pledgee to effectively ensure that the value and validity of the Security created in accordance with this Agreement is perfected and maintained.

e.	The Pledgor shall at all times during the term of this Agreement take all legal and other actions which are reasonably necessary to safeguard all of its or the Pledgee’s rights under or in respect of the Pledged Assets and shall further, at its own cost, upon reasonable request by the Pledgee, furnish the Pledgee with all information, records and documents that are required for the purpose of securing, perfecting or otherwise implementing and/or enforcing this Agreement.

4.	PLEDGOR’S OBLIGATIONS REGARDING TRADEMARK

a.	The Pledgor shall use the Trademark in accordance with its current course of business.

b.	The Pledgor shall maintain the registration of all Trademark in the respective trademark register and shall duly pay all fees and bear all costs in connection therewith.

5.	PLEDGOR’S OBLIGATIONS REGARDING PATENT

a.	The Pledgor shall use the Patent in accordance with its current course of business.

b.	The Pledgor shall maintain the registration of such Patent in the respective patent register and shall duly pay all fees and bear all costs in connection therewith.

6.	CONTINUING SECURITY; EFFECTIVENESS OF COLLATERAL

The Pledge constitutes a continuing security interest which shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. Subject to Section 7 of this Agreement, the Security expressed to be created under this Agreement shall not be affected in any way by any variation, amendment, restatement, novation, transfer, extension, compromise or release of any or all of the Secured Obligations or the APA or of any other security from time to time.

7.	RELEASE OF THE PLEDGED ASSETS

The Pledge created hereby shall only terminate and the Pledgee shall only be obliged to release the Pledged Assets or the remainder thereof if and once the Pledgee is satisfied that all the Secured Obligations have been irrevocably paid or discharged in full and are no longer capable of arising.

8.	NO ASSIGNMENT

The rights and obligations of the Pledgor under this Agreement may not be assigned or transferred without the prior written consent of the Pledgee.

9.	INDEMNITY

a.	The Pledgee shall not be liable by reason of (i) taking any action permitted by this Agreement or (ii) any neglect or default in connection with the Pledged Assets, except in the case of proven fraud or gross negligence on the part of the Pledgee.

b.	The Pledgor will fully release, discharge and indemnify the Pledgee and keep it fully harmless for any claims raised or brought against it in connection with this Agreement, exce pt in the case of proven fraud or gross negligence on the part of the Pledgee in which case no such release, discharge or indemnification by Pledgor shall be required.

10.	WAIVERS AND AMENDMENTS

a.	No failure on the part of the Pledgee to exercise, or delay on its part in exercising, any rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of a right hereunder preclude any further or other exercise of that right or any other right which the Pledgee may have hereunder.

b.	Any amendment or waiver of this Agreementor any provision of this Agreement (including this clause) shall only be binding if agreed in writing by the Parties hereto.

11.	NOTICES

All notices under this Agreement shall be in writing and be sent to the following addresses:

a.	If to the Pledgee:

i.	ICTV Brands, Inc.
Attn: Richard Ransom, President 489 Devon Park Drive, Suite 306
Wayne, PA 19087
Phone: 484-598-2300
Email: ransom@ictvbrands.com

b.	If to the Pledgor:

i.	Therma Bright, Inc.
Attn: Rob Fia, CEO
738-157 Adelaide Street West
Toronto, ON, CAN M5H 4E7
Phone: 416-867-2353
Email: rfia@thejenexcorporation.com

12.	EXPENSES

The Pledgor shall pay to the Pledgee all reasonable costs and expenses (including legal fees and together with any applicable taxes) incurred by the Pledgee and its counsel in connection with the enforcement or preservation of any rights under this Agreement and the Security granted hereunder (but excluding any costs and expenses arising as a result of that person’s fr aud or gross negligence or in connection with the negotiat ion and entry into this Agreement).

13.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdic tion, this shall not affect or impair the validity or enforceability in that jurisdiction of any other provision of this Agreement.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15.	LAW AND JURISDICTION

This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Pennsylvania.

*** signatures on next page ***

PLEDGEE:
ICTV BRANDS, INC.

/s/ Richard Ransom (Mar 6, 2018)
Richard Ransom
RICHARD RANSOM
PRESIDENT

PLEDGOR:
THERMA BRIGHT INC.

/s/ Robert Fia
ROBERT FIA
CEO